                           CHANGE IN CONTROL AGREEMENT

                  THIS AGREEMENT ("Agreement") made as of the 22nd day of February 2005, by and among Boardwalk Bank, a New Jersey banking corporation ("Boardwalk"), and Guy A. Deninger, an adult individual (the "Employee").

                              W I T N E S S E T H:

                  WHEREAS, the Employee is presently an employee of Boardwalk serving as Executive Vice President, Chief Financial Officer of Boardwalk; and

                  WHEREAS, Boardwalk considers the continued services of the Employee to be in the best interests of Boardwalk and its affiliated companies and the shareholders of Boardwalk; and

                  WHEREAS, Boardwalk desires to induce the Employee to remain in the employ of Boardwalk or a company affiliated with Boardwalk (Boardwalk or any such affiliate referred to as the "Employer") on an impartial and objective basis in the event of a transaction pursuant to which a Change in Control (as defined in Section 2(b)) will occur if completed.

                  NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Term of Agreement and Related Matters.

                    (a) In General. Except as otherwise provided herein, the term of this Agreement will be for a period commencing on the date of this Agreement and ending on December 31, 2005; provided, however, that this Agreement will automatically be renewed on January 1, 2006 and on January 1 of each subsequent year (each an "Annual Renewal Date") for a period of one (1) additional year from the applicable Annual Renewal Date unless either the Employee or the Employer gives written notice of nonrenewal of this Agreement to the other at least ninety (90) days prior to an Annual Renewal Date (in which case this Agreement will expire on the Annual Renewal Date immediately following such notice).

                    (b) Termination for Cause. Notwithstanding the provisions of
Section 1(a), this Agreement will terminate automatically upon Termination for Cause of the Employee's employment by the Employer. As used in this Agreement, the term "Termination for Cause" means:

                           (i) prior to the public announcement of a transaction involving an actual or potential Change in Control, termination for any reason; and

                           (ii) concurrent with or following the public announcement of a transaction involving an actual or potential Change in Control, termination following: (A) the willful failure of the Employee to materially perform the Employee's duties, except if attributable to physical or mental illness or injury, but only after





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         written demand specifically identifying the basis for the Employee's alleged non-performance and the Employee's continued failure to perform thereafter, and, if the termination is before the actual occurrence of a Change in Control, only after a vote of at least two-thirds of Boardwalk's directors then in office; (B) a willful material violation by the Employee of any applicable code of conduct or similar policy applicable to Employees of the Employer; (C) the conviction of the Employee of, or plea of nolo contendere to, a felony or a crime of moral turpitude; or (D) the removal or prohibition of the Employee from being an institution-affiliated party by a final order of an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act or any other provision of applicable law.

If, following a public announcement involving an actual or potential Change in Control, a proposed transaction is terminated without completion, this Agreement shall thereafter be construed as though no such announcement had ever been made; provided, however, that the rights associated with any termination of Employee's employment on the basis of an alleged Termination for Cause during the interim period shall be determined by reference to subsection (ii) above.

Notwithstanding the preceding provisions of this subsection, prior to the public announcement of a transaction involving an actual or potential Change in Control, a transfer of the Employee to a new Employer which is an affiliate of Boardwalk shall not be deemed a Termination for Cause and this Agreement shall continue in force.

If the Employee's employment is terminated for Cause, the Employee's rights under this Agreement shall cease as of the effective date of such termination.

                    (c) Voluntary Termination, Retirement, or Death. Notwithstanding the provisions of Section 1(a), this Agreement will terminate automatically upon the voluntary termination of the Employee's employment (other than in accordance with Section 2 following a Change in Control), the Employee's retirement on or after age sixty-five (65) or the Employee's death. In any such event, the Employee's rights under this Agreement shall cease as of the effective date of such termination; provided, however, that if the Employee dies after a Notice of Termination (as defined in Section 2(a)) is delivered by the Employee in accordance with such section, the payments described in Section 3 will nonetheless be made to the person or persons determined pursuant to Section 9(b).

                    (d) Disability. Notwithstanding the provisions of Section 1(a), this Agreement will terminate automatically upon the termination of the Employee's employment by reason of the Employee's Disability. In such event, the Employee's rights under this Agreement will cease as of the effective date of such termination; provided, however, that if the Employee becomes disabled after a Notice of Termination is delivered by the Employee in accordance with Section 2(a), the Employee will nonetheless be entitled to receive the payments described in Section 3. As used in this Agreement, the term "Disability" means incapacitation, by accident, sickness or otherwise, such that the Employee is rendered unable to perform the essential duties required of the Employee by the Employee's then position with the Employer, notwithstanding reasonable accommodation, for a period of six (6) consecutive months.




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         2. Termination Following a Change in Control.

                    (a) Notice of Termination. Upon the occurrence of a Change in Control (as defined in Section 2(b)), the Employee may, within one hundred eighty (180) days of the occurrence of any such event, resign from employment for any reason by delivering a notice in writing ("Notice of Termination") to Boardwalk or any successor company, whereupon the Employee shall become entitled to the payments and benefits described in Section 3 and Section 4. In addition, subject to Section 2(c), in the event that Employee's employment is involuntarily terminated following a public announcement of a transaction involving an actual or potential Change in Control (other than for Cause in accordance with Section 1(b) or for Disability in accordance with Section 1(d)), Employee may confirm such termination in writing within ninety (90) days of such termination (which confirmation shall be deemed a Notice of Termination), whereupon Employee shall become entitled to the payments and benefits described in Section 3 and Section 4.

                    (b) Change in Control Defined. As used in this Agreement, the term "Change in Control" means any of the following:

                           (i) any "person" (as such term is used for purposes of Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") as in effect on the date hereof), other than Boardwalk, a subsidiary of Boardwalk, or an employee benefit plan of Boardwalk or a subsidiary of Boardwalk (including a related trust), becomes the beneficial owner (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly of securities of Boardwalk representing more than 24.9% of (A) the combined voting power of Boardwalk's then outstanding stock and securities or (B) the aggregate number of shares of Boardwalk's then outstanding common stock;

                           (ii) the occurrence of a sale of all or substantially all of the assets of Boardwalk to an entity which is not a direct or indirect subsidiary of Boardwalk;

                           (iii) the occurrence of a reorganization, merger, consolidation or similar transaction involving Boardwalk, unless (A) the shareholders of Boardwalk immediately prior to the consummation of any such transaction initially thereafter own securities representing at least a majority of the voting power of the surviving or resulting corporation and (B) the directors of Boardwalk immediately prior to the consummation of such transaction initially thereafter represent at least a majority of the directors of the surviving or resulting corporation;

                           (iv) a plan of liquidation or dissolution, other than pursuant to bankruptcy or insolvency, is adopted for Boardwalk;






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                           (v) during any period of one year, individuals who,
         at the beginning of such period, constituted the Board of Directors of Boardwalk cease to constitute the majority of such Board (unless the election of each new director was expressly or by implication approved by a majority of the Board members who were still in office and who were directors at the beginning of such period); and

                           (vi) the occurrence of any other event which is irrevocably designated as a "change in control" for purposes of this Agreement by resolution adopted by a majority of the then non-employee directors of Boardwalk.

         Notwithstanding the foregoing, a Change in Control will not be deemed to have occurred if a person becomes the beneficial owner, directly or indirectly, of stock and securities representing more than 24.9% of the combined voting power of Boardwalk's then outstanding stock and securities or the aggregate number of shares of Boardwalk's then outstanding common stock solely as a result of an acquisition by Boardwalk of its stock or securities which, by reducing the number of securities or stock outstanding, increases the proportionate number of securities or stock beneficially owned by such person; provided, however, that if a person becomes the beneficial owner of more than 24.9% of the combined voting power of stock and securities or the aggregate number of shares of common stock by reason of such acquisition and thereafter becomes the beneficial owner, directly or indirectly, of any additional voting stock or securities or common stock (other than by reason of a stock split, stock dividend or similar transaction), then a Change in Control will thereupon be deemed to have occurred.

                    (c) Termination of Proposed Change in Control Transaction. If, following public announcement of a transaction involving an actual or potential Change in Control described in subsection (a) above, a proposed transaction is terminated without completion, this Agreement shall thereafter be construed as though no such announcement had ever been made; provided, however, that the rights associated with any termination of employment or the giving of a Notice of Termination during the interim period shall be determined without regard to this subsection.

         3. Rights in the Event of Certain Terminations Involving a Change in Control. In the event the Employee timely delivers a Notice of Termination, the Employee shall be entitled to receive the following payments and benefits:

                    (a) Basic Payments. The Employee shall be paid an amount equal to two (2) times the sum of (i) the Employee's highest annualized base salary paid to the Employee during the year of termination of employment or the immediately preceding three (3) calendar years and (ii) the highest cash bonus paid to the Employee in or with respect to the year of termination of employment or the immediately preceding three (3) calendar years. Payments under this
Section 3(a) shall be made in a lump-sum within fifteen (15) days of the date on which the Employee delivers the Notice of Termination.






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                    (b) Health and Medical Benefits. For a period of two (2)
year from the date of termination of employment, the Employee shall be provided, at no charge, with a continuation of health and medical benefits no less favorable than the health and medical benefits in effect on the date of termination of the Employee's employment. To the extent such benefits cannot be provided under a plan because the Employee is no longer an employee of the Employer, a dollar amount equal to the after-tax cost (estimated in good faith by Boardwalk) of obtaining such benefits, or substantially similar benefits, shall be paid to the Employee periodically, as appropriate.

                    (c) Excise Tax Matters. Notwithstanding anything in this section or elsewhere in this Agreement to the contrary, in the event the payments and benefits payable hereunder to or on behalf of the Employee, when added to all other amounts and benefits payable to or on behalf of the Employee, would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, the amounts and benefits payable hereunder shall be reduced to such extent as may be necessary to avoid such imposition. The Employee shall have the right, within thirty (30) days of receipt of written notice from Boardwalk, to specify which amounts and benefits shall be reduced to satisfy the requirements of this subsection. All calculations required to be made under this subsection will be made by Boardwalk's independent public accountants, subject to the right of the Employee's representative to review the same. The parties recognize that the actual implementation of the provisions of this subsection are complex and agree to deal with each other in good faith to resolve any questions or disagreements arising hereunder.

                    (d) Primary Obligor. The obligation to make payments and provide benefits under this section shall primarily be those of the Employee's Employer as of the date of the Employee's termination of employment. In the event the Employer is not Boardwalk, Boardwalk will cause such Employer to make required payments and provide required benefits. To the extent Boardwalk fails or is unable to do so, it shall make such payments and provide such benefits.

         4. Legal Expenses. Boardwalk will pay (or cause to be paid) to the Employee, within fifteen (15) days of demand therefor by Employee, all reasonable legal fees and expenses when incurred by the Employee in seeking to obtain or enforce any right or benefit provided by this Agreement, provided the Employee acts in good faith with respect to issues raised.

         5. Notices. Any notice required or permitted to be given under this Agreement will, to be effective hereunder, be given to Boardwalk, in the case of notices given by the Employee, and will, to be effective hereunder, be given by Boardwalk, in the case of notices given to the Employee. Any such notice will be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, to the last known residence address of the Employee, in the case of notices to the Employee, and to the principal office of Boardwalk, in the case of notices to Boardwalk.

         6. Waiver. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by the Employee and an Employee officer of Boardwalk designated for such purpose by the Board of Directors of Boardwalk. No waiver by any party hereto at any time of any breach by another party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.






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         7. Assignment. This Agreement is not assignable by any party hereto, except by Boardwalk to any successor in interest to the business of Boardwalk.

         8. Entire Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and, in accordance with the provisions of Section 18, supersedes any prior agreement of the parties.

         9. Successors; Binding Effect.

                    (a) Successors. Boardwalk will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of Boardwalk to expressly assume and agree to perform this Agreement (or cause it to be performed) in the same manner and to the same extent that Boardwalk, or any affiliated company of either would be required to perform it if no such succession had taken place. Failure by Boardwalk to obtain such assumption and agreement prior to the effectiveness of any such succession shall constitute a material breach of this Agreement. As used in this Agreement, "Boardwalk" means Boardwalk as hereinbefore defined and any successor to the business and/or assets of Boardwalk as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

                    (b) Binding Effect. This Agreement shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, heirs, distributees, devisees, and legatees. If the Employee should die while any amount is payable to the Employee under this Agreement if the Employee had continued to live, all such amounts, unless otherwise provided herein, will be paid in accordance with the terms of this Agreement to the Employee's surviving spouse or, if there is no such person, to the Employee's estate.

         10. Continuation of Certain Provisions. Any termination of the Employee's employment under this Agreement or of this Agreement will not affect the benefit provisions of Section 3 or Section 4, which will, if relevant, survive any such termination and remain in full force and effect in accordance with their respective terms.

         11. Other Rights. Except as specifically provided herein, nothing herein shall be construed as limiting, restricting or eliminating any rights the Employee may have under any plan, contract or arrangement to which the Employee is a party or in which the Employee is a vested participant; provided, however, that any termination payments required hereunder will be in lieu of any severance benefits to which the Employee may be entitled under a severance plan or arrangement of Boardwalk, an affiliate, or an entity which is the successor of Boardwalk or an affiliate thereof; and provided further, that if the benefits under any such plan or arrangement may not legally be eliminated, then the payments hereunder will be correspondingly reduced in such equitable manner as the Board of Directors of Boardwalk may determine.




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         12. No Mitigation or Offset. The Employee shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking employment or otherwise; nor shall any amounts or benefits payable or provided hereunder be reduced in the event the Employee does secure employment.

         13. Validity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which will remain in full force and effect.

         14. Applicable Law. Except to the extent preempted by federal law, this Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to its conflicts of law principles.

         15. Number. Words used herein in the singular shall be construed as being used in the plural, as the context requires, and vice versa.

         16. Headings. The headings of the sections and subsections of this Agreement are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

         17. References to Entities. All references to Boardwalk shall be deemed to include references to any affiliate as appropriate in the relevant context, and vice versa; provided, however, that this section shall not be construed in a manner that results in a determination that a transaction constitutes a Change in Control unless such transaction is literally described in the definition of such term.

         18. Effective Date; Termination of Prior Agreements. This Agreement shall become effective immediately upon the execution and delivery of the same by the parties hereto. Upon the execution and delivery of this Agreement, any prior agreement relating to the subject matter hereof will be deemed automatically terminated and be of no further force or effect.

         19. Withholding For Taxes. All amounts and benefits paid or provided hereunder shall be subject to withholding for taxes as required by law.







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         20. Nonsolicitation of Employees and Customers. During the period of time that any payments or benefits are to be provided to Employee under Section 3 and Section 4, the Employee shall refrain from directly or indirectly soliciting for employment or business relationship purposes pertaining to the financial services business of Boardwalk employees or customers of Boardwalk, or any affiliate or any successor as of the date of the Employee's termination of employment. In the event of a breach of this Section 20, the Employee's right to continued payments and benefits under Section 3 and Section 4 shall immediately terminate.

         21. Compliance with American Jobs Creation Act of 2004. To the extent that any provision of this Agreement conflicts with the American Jobs Creation Act of 2004 (the "2004 Act"), the parties agree to modify this Agreement, in good faith and to the extent possible, to mitigate any adverse tax consequences that may otherwise result to the Employee or Boardwalk.

                  IN WITNESS WHEREOF, the parties have executed this Agreement, or caused it to be executed, as of the date first above written.





                                        BOARDWALK BANK

                                        By______________________________________
                                                 Michael D. Devlin


                                        Attest:_________________________________
                                               Corporate Secretary



________________________                __________________________________
Guy A. Deninger                                      Witness






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